UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008

PDG Environmental, Inc.
(Exact name of registrant as specified in this charter)

Delaware	0-13667	22-2677298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1386 Beulah Road, Building 801, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (412) 243-3200
Not Applicable
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 16, 2008, PDG Environmental, Inc. (the “Company”) amended its secured revolving credit facility pursuant to the Fourth Amendment to Amended and Restated Loan Agreement (the “Fourth Amendment”) and the Seventh Amended and Restated Facility D Note, effective as of October 17, 2008, among the Company and its subsidiaries (the “Borrowers”) and Huntington Bank (the “Bank”). The Fourth Amendment amends the Amended and Restated Credit Agreement dated as of June 9, 2006, as amended by a Waiver and First Amendment to Amended and Restated Loan Agreement dated as of May 15, 2007, and Second Amendment to Amended and Restated Loan Agreement dated as of July 31, 2007, and Third Amendment to Amended and Restated Loan Agreement dated as of September 2, 2008, between the Borrowers and the Bank. The Seventh Amended and Restated Facility D Note is an amendment, restatement, modification and increase, but not a novation, of the Sixth Amended and Restated Facility D Note by the Borrowers in favor of the Bank dated June 9, 2006. The Seventh Amended and Restated Facility D Note consolidates and replaces the existing Facility D Note.
The Fourth Amendment revised the definition of “Facility D Loan Amount” to temporarily increase the amount from $15,000,000 to $16,500,000 effective October 17, 2008, through February 27, 2009. On February 28, 2009, the loan amount will revert back to $15,000,000 and thereafter will continue as defined in the Third Amendment.
A copy of the Fourth Amendment is attached hereto as Exhibit 10.8.3 and a copy of the Seventh Amended and Restated Facility D Note is attached hereto as Exhibit 10.8.4 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description

10.8.3	Fourth Amendment to Amended and Restated Loan Agreement dated as of October 16, 2008, among the Company and its subsidiaries and Huntington Bank

10.8.4	Seventh Amended and Restated Facility D Note dated as of October 16, 2008, among the Company and its subsidiaries and Huntington Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDG Environmental, Inc.

By	/s/ John C. Regan

John C. Regan Chairman and Chief Executive Officer
Date: October 20, 2008

EXHIBIT INDEX
10.8.3	Fourth Amendment to Amended and Restated Loan Agreement dated as of October 16, 2008, among the Company and its subsidiaries and Huntington Bank

10.8.4	Seventh Amended and Restated Facility D Note dated as of October 16, 2008, among the Company and its subsidiaries and Huntington Bank

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